EXHIBIT h.11

                               FIRST AMENDMENT TO
                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                               FIRST AMENDMENT TO
                   SECURITIES LENDING AUTHORIZATION AGREEMENT
                                     BETWEEN
                     EACH TRUST LISTED ON SCHEDULE B HERETO,
             ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST,
              SEVERALLY AND NOT JOINTLY, AS SET FORTH ON SCHEDULE B
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

     This First Amendment (this "Amendment") dated as of February 3, 2006 is between Each of the Trusts Listed on Schedule B hereto (each, a "Trust"), on behalf of each respective series of each such Trust, severally and not jointly, as listed, respectively, on Schedule B (each such series, a "Fund", and collectively, the "Funds"), and State Street Bank and Trust Company, a Massachusetts trust company, its affiliates or subsidiaries (collectively referred to herein as "State Street").

     Reference is made to a Securities Lending Authorization Agreement dated August 1, 2005 between the Funds and State Street, as in effect on the date hereof prior to giving effect to this Amendment (the "Agreement"). The Funds and State Street both desire to amend the Agreement as set forth below.

     For value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.   Amendment.
     ----------

     The Agreement is hereby amended by deleting Schedule B to the Agreement in its entirety and replacing it with the revised Schedule B attached hereto.

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment, the Agreement and the other documents and certificates referred to in the Agreement constitute the entire understanding of the parties with respect to the subject matter thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment shall be construed in accordance the laws of the Commonwealth of Massachusetts.

4. Effective Date. This Amendment shall be effective as of the date first written above.

         IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH OF THE PHOENIX SERIES FUND,            THE PHOENIX EDGE SERIES FUND, ON
PHOENIX-KAYNE FUNDS, PHOENIX                BEHALF OF EACH RESPECTIVE
INVESTMENT TRUST 97,                        SERIES OF SUCH TRUST AS SET
PHOENIX-ENGEMANN FUNDS, EQUITY              FORTH ON SCHEDULE B, SEVERALLY
TRUST, THE ZWEIG FUND, INC., AND            AND NOT JOINTLY
THE ZWEIG TOTAL RETURN FUND, INC.,
ON BEHALF OF EACH RESPECTIVE SERIES
OF EACH SUCH TRUST AS SET FORTH ON
SCHEDULE B, SEVERALLY AND NOT
JOINTLY



By: /s/ Daniel T. Geraci
    -----------------------------------
Name:   Daniel T Geraci                     By: /s/ Philip K. Polkinghorn
Title:  President                              --------------------------------
                                            Name:   Philip K. Polkinghorn
                                            Title:  President

STATE STREET BANK AND TRUST
COMPANY


By: /s/ John L. Carty
    ---------------------------------
Name:   John L. Carty
Title:  Senior Vice President

                                   SCHEDULE B
                                   ----------

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of August 2005 between EACH TRUST LISTED ON THIS SCHEDULE B (each a "Trust"), ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST (each, a "Fund," and collectively, the "Funds"), SEVERALLY AND NOT JOINTLY, AS SET FORTH ON THIS SCHEDULE B and STATE STREET BANK AND TRUST COMPANY ("State Street")

                                                                       TAXPAYER
                                                                       IDENTIFICATION  TAX         LENDING
TRUST NAME                        FUND NAME                            NUMBER          YEAR-END    LIMITS
----------                        ---------                            ------          --------    ------
PHOENIX SERIES FUND               Phoenix Balanced Fund                04-2987660      10/31       27%
                                  Phoenix Capital Growth Fund          04-2987654      10/31       27%
                                  (f.k.a. Phoenix-Engemann Capital
                                  Growth Fund)
                                  Phoenix Core Bond Fund               04-2987655      10/31       27%
                                  Phoenix Mid-Cap Growth Fund          04-2987666      10/31       27%
                                  (f.k.a. Phoenix-Engemann Mid-Cap
                                  Growth Fund)
                                  Phoenix HighYield Fund (f.k.a.       04-2987667      10/31       27%
                                  Phoenix-Goodwin High Yield Fund)
PHOENIX-KAYNE FUNDS               Phoenix Rising Dividends Fund        95-6981193      12/31       24%
                                  (f.k.a. Phoenix-Kayne Rising
                                  Dividends Fund)
                                  Phoenix Small-Mid Cap Fund (f.k.a.   95-7015400      12/31       24%
                                  Phoenix-Kayne Small Cap Fund)
                                  Phoenix Overseas Fund (f.k.a.        95-7015412      12/31       24%
                                  Phoenix-Kayne International Fund)
PHOENIX INVESTMENT TRUST 97       Phoenix Small-Cap Value Fund         04-3399200      8/31        27%
PHOENIX-ENGEMANN FUNDS            Phoenix All-Cap Growth Fund          95-6854473      12/31       27%
PHOENIX EQUITY TRUST              Phoenix Worldwide Strategies Fund    13-6066130      6/30        27%
THE PHOENIX EDGE SERIES FUND      Phoenix-Engemann Capital Growth      04-2958529      12/31       27%
                                  Series
                                  Phoenix-Goodwin Mulit-Sector Fixed   04-2958532      12/31       27%
                                  Income Series
                                  Phoenix-Lazard International         03-0467554      12/31       27%
                                  Equity Select Series
                                  Phoenix-Aberdeen International       04-3085418      12/31       27%
                                  Series
                                  Phoenix-Engemann Strategic           04-2958531      12/31       27%
                                  Allocation Series
THE ZWEIG FUND, INC.              The Zweig Fund, Inc.                 13-3353326      12/31       15%
THE ZWEIG TOTAL RETURN FUND, INC. The Zweig Total Return Fund, Inc.    13-3474242      12/31       15%
